Exhibit 99.1

Energous Wireless Power Solutions Reports Fiscal Year 2025 Results

- Reports Revenue of $5.6 Million – Posting fourth consecutive quarter of growth and highest recorded annual revenue in the Company’s history -

- Lowest Quarterly Net Loss since 2013 – Evidencing further progress toward profitability -

SAN JOSE, Calif. – March 25, 2026 – Energous Corporation d/b/a Energous Wireless Power Solutions (Nasdaq: WATT) (the “Company,” “we,” or “our”), a leader in over-the-air (OTA) wireless power networks, today announced financial results for the year ended December 31, 2025, reporting revenue of approximately $5.6 million for the year, representing a 633% increase over 2024, and a 48% improvement in net loss compared to the prior year. The Company also provided an update on recent events and Company highlights.

During 2025, the Company demonstrated its continued focus on growth and fiscal discipline, reporting its fourth consecutive quarter of growth, with revenue of approximately $3.0 million for the three months ended December 31, 2025, representing a 139% increase from $1.3 million of revenue reported for the three months ended September 30, 2025. Improvement from the third quarter to the fourth quarter of 2025 was also evidenced by a narrowing net loss to $1.3 million for the three months ended December 31, 2025, representing a 37% improvement from a net loss of $2.1 million for the third quarter of 2025.

"We believe we have reached an inflection point investors have been waiting for—commercial deployments at scale, driving our highest recorded annual revenue to date. Our fourth consecutive quarter of revenue growth, combined with over 25,000 PowerBridge transmitters deployed with zero returns, and a Fortune 10 retailer’s planned expansion from 410 to 4,700 locations, demonstrates that wireless power networks have moved from technology validation to production infrastructure," said Mallorie Burak, CEO and CFO of Energous Corporation. "The fundamentals are increasingly being proven; enterprises are choosing wireless power networks over ambient harvesting because they need guaranteed coverage.”

2025 Financial Results

▪	Revenue for the year ended December 31, 2025 of approximately $5.6 million versus revenue of approximately $0.8 million in 2024, representing a 633% improvement year-over-year.

▪	Revenue in 2025 marks the highest recorded annual revenue in the Company’s history.

▪	For the year ended December 31, 2025, gross profit was $2.0 million, representing a significant increase from gross profit of approximately $12,000 in the prior year. Gross margin was 36% for the year ended December 31, 2025, improving from gross margin of approximately 2% for the prior year. Focus on gross margin improvement remains a key operational goal for 2026 and beyond, especially as the Company introduces its end-to-end solution, which includes access to our cloud-based software platform, e-Compass.

▪	Over 25,000 PowerBridge transmitters were shipped during 2025. The Company has zero product returns since commercial production of its PowerBridge Pro began in 2024, underscoring that the highest level of product quality remains a key priority for the Company during widespread adoption of our technology.

▪	GAAP operating expenses for the year ended December 31, 2025 totaled $12.0 million versus $18.4 million in 2024, a 35% year over year improvement.

▪	Non-GAAP operating expenses(1) for 2025 were approximately $10.6 million, decreasing from $16.2 million in the prior year, representing a reduction of approximately $5.6 million, or 35%, from the prior year.

▪	As a result of increased revenue and continued operational and manufacturing cost reductions, GAAP net loss and GAAP loss per share was approximately $(9.6) million, or $(6.46) per basic and diluted share, for the year ended December 31, 2025, a 48% improvement versus the net loss of approximately $(18.4) million, or $(77.16) per basic and diluted share, for 2024. The GAAP net loss reported for 2025 represents the lowest net loss for the Company since 2013 and demonstrates meaningful progress made toward reaching profitability.

▪	Non-GAAP net loss[1] was approximately $(8.4) million for the year ended December 31, 2025 versus non-GAAP net loss of approximately $(16.2) million for the prior year, a 48% improvement year over year.

▪	The Company reports approximately $10.4 million in cash and cash equivalents as of December 31, 2025.

Company Highlights

▪	On January 13, 2026, Energous reported highlights of 2025, a transformational year of growth and platform expansion for the Company.

▪	After the end of the year through March 23, 2026, the Company raised net proceeds of approximately $31.9 million from additional sales under its ATM program. As of March 23, 2026, our cash and cash equivalents were approximately $39.4 million. We intend to use our available cash to pursue strategic acquisitions and investments, to invest in research and product development, other strategic initiatives, fulfillment of customer demand, and for operational and general corporate purposes.

▪	A multi-billion-dollar, U.S. based subsidiary of a British parent company selected Energous’ end-to-end Ambient IoT solution for a large-scale proof-of-concept deployment that will modernize its semi-perishable inventory tracking across its production and distribution operations. Continuing its goal of optimizing its existing processes at a key facility and improving visibility, this customer chose Energous to enable real-time inventory tracking using wireless power networks, battery-free sensors, gateways, and cloud analytics.

▪	Energous is currently engaged in a large-scale proof-of-concept with a Fortune 10 subsidiary focused on retail sales of bulk items. A primary use case for this deployment is cold chain compliance monitoring at dock doors, tracking pallet dwell time from point of entry through storage in freezer and cooler areas.

1 See “Non-GAAP Financial Measures” below for additional information.

▪	Energous has achieved AWS Independent Software Vendor (ISV) Accelerate status, with its partner profile now officially listed on the AWS Partner Network website. This designation recognizes Energous as a validated AWS partner, reinforcing the enterprise credibility of its Ambient IoT and wireless power end-to-end solutions and deepening its go-to-market alignment with AWS.

▪	Made in the U.S.A. – Effective March 2026, the Company expanded its production capacity, launching a new contract manufacturer based in the United States. This strategic initiative ensures Energous is better positioned to fulfill orders for its wireless power network solutions as well as service customers requiring that products be designed and manufactured in the United States.

▪	Energous strengthened its intellectual property portfolio with 15 new patents granted in 2025, supporting the Company’s long-term technology leadership in wireless power networks.

“Our customers need more than 'connected' environments—they need dependable infrastructure," concluded Burak. "Wireless power networks are to battery-free IoT what WiFi was to mobile devices: necessary infrastructure that makes the ecosystem actually work, which we are demonstrating Energous can deliver.”

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results, expected company growth, and operational initiatives. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, change in fair value of warrant liability, loss on extinguishment of short-term debt, and expenses from abandoned financing transaction. Non-GAAP operating expenses exclude depreciation and amortization, stock-based compensation expense, expenses from abandoned financing transaction, and severance expenses. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

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Contacts:

Investor Relations

IR@energous.com

Media Relations

samantha@griffin360.com

Energous Corporation

BALANCE SHEETS

(in thousands, except share amounts)

(Unaudited)

	As of
	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$10,401	$1,353
Accounts receivable, net	2,988	78
Inventory	1,509	498
Prepaid expenses and other current assets	422	983
Total current assets	15,320	2,912

Property and equipment, net	298	356
Other assets	252	-
Operating lease right-of-use assets	872	527
Total assets	$16,742	$3,795

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$954	$1,852
Accrued expenses	2,095	1,135
Accrued severance expense	-	28
Warrant liability	-	358
Operating lease liabilities, current portion	491	668
Short-term loan payable	88	818
Deferred revenue	27	13
Total current liabilities	3,655	4,872

Operating lease liabilities, long-term portion	589	-
Total liabilities	4,244	4,872

Stockholders’ equity (deficit):
Common stock	1	1
Additional paid-in capital	422,530	399,362
Accumulated deficit	(410,033)	(400,440)
Total stockholders’ equity (deficit)	12,498	(1,077)
Total liabilities and stockholders’ equity (deficit)	$16,742	$3,795

Energous Corporation

STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2025	2024
Revenue	$5,630	$768
Cost of revenue	3,601	756
Gross profit	2,029	12

Operating expenses:
Research and development	4,126	7,686
Sales and marketing	2,359	3,066
General and administrative	4,495	6,293
Severance expense	403	1,377
Expenses from abandoned financing transaction	661	-
Total operating expenses	12,044	18,422
Loss from operations	(10,015)	(18,410)

Other income (expense), net:
Change in fair value of warrant liability	257	262
Interest income, net	166	-
Loss on extinguishment of short-term debt	-	(219)
Loss on retirement of property and equpment	(1)	-
Discount fees from accounts receivable factoring agreements	-	(31)
Total other income (expense), net	422	12

Net loss	$(9,593)	$(18,398)

Basic and diluted net loss per common share	$(6.46)	$(77.16)

Weighted average shares outstanding, basic and diluted	1,485,101	238,453

Energous Corporation

Reconciliation of Non-GAAP Information

(in thousands)

(Unaudited)

	For the Year Ended December 31,
	2025	2024
Net loss (GAAP)	$(9,593)	$(18,398)
Add (subtract) the following items:
Depreciation and amortization *	139	196
Stock-based compensation **	265	669
Severance expense	403	1,377
Change in fair value of warrant liability	(257)	(262)
Expenses from abandoned financing transaction	661	-
Loss on extinguisment of short-term debt	-	219
Adjusted net non-GAAP loss	$(8,382)	$(16,199)

* Note:	Depreciation and amortization includes $1 and $4 which is included in cost of revenue for the years ended December 31, 2025 and 2024, respectively.
** Note:	Stock-based compensation includes $1 and $6 which is included in cost of revenue for the years ended December 31, 2025 and 2024, respectively.
Stock-based compensation excludes $16 and $130 which is included in severance expense for the years ended December 31, 2025 and 2024, respectively.

Total operating expenses (GAAP)	$12,044	$18,422
Subtract the following items:
Depreciation and amortization *	(138)	(196)
Stock-based compensation **	(264)	(669)
Severance expense	(403)	(1,377)
Expenses from abandoned financing transaction	(661)	-
Adjusted non-GAAP operating expenses	$10,578	$16,180

* Note:	Depreciation and amortization excludes $1 and $4 which is included in cost of revenue for the years ended December 31, 2025 and 2024, respectively.
** Note:	Stock-based compensation excludes $1 and $6 which is included in cost of revenue for the years ended December 31, 2025 and 2024, respectively.
Stock-based compensation excludes $16 and $130 which is included in severance expense for the years ended December 31, 2025 and 2024, respectively.

Total research and development expenses (GAAP)	$4,126	$7,686
Subtract the following items:
Depreciation and amortization	(128)	(170)
Stock-based compensation	(51)	(213)
Adjusted non-GAAP research and development expenses	$3,947	$7,303

Total sales, marketing, general and administrative expenses (GAAP)	$6,854	$9,359
Subtract the following items:
Depreciation and amortization	(10)	(26)
Stock-based compensation	(213)	(456)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$6,631	$8,877